Document Number: 205

205: Policy for the Provision of Non-Audit Services by the Corporation’s Auditors

Applies to TransAlta Corporation and all Subsidiaries

Approved by: Executive Vice President & CFO TransAlta Corporation Effective Date: 2004/05/14 Content & Interpretation: Vice President & Comptroller, TransAlta Corporation

INTRODUCTION

The intent of this policy is to outline the services TransAlta will and will not seek to be provided from its auditors to ensure compliance with statutory and regulatory requirements.  The underlying principle shall be that the auditors will not be engaged to perform services on which they will ultimately be required to provide an audit opinion on.

RESPONSIBILITY

Vice President and Comptroller is responsible for ensuring the policy is in compliance with statutory and regulatory requirements.

Directors of Financial Operations and Country Financial Controllers are responsible for ensuring their respective business units / countries comply with the policy.

All staff should be aware of the policy and be in compliance.

POLICY

In general, audit, audit-related and tax compliance services may be provided by the corporation’s auditors.  Consulting engagements will not be provided by the corporation’s auditors, nor will engagements where fees are contingent on success.  Specific examples are set out below.

May Be Provided by the Corporation's Auditors (subject to approval process)			Will Not Be Provided by the Corporation's Auditors
Audit	Audit-related	Tax Compliance	Consulting/Other

Consolidated financial statements	Local statutory financial statement audits	Tax compliance reviews and filings	Internal Audit engagements

Quarterly reviews	Pension plan audits	Expatriate tax services (existing expatriates only)	Management functions
	Regulatory audits		HR services

	Prospectuses and registration documents		Information systems design and implementation

	Accounting advice		Tax planning / strategy with an audit impact

	Co-sourced internal audits used for internal & external audit purposes		Legal Services (unrelated to audit)
- Treasury / EM risk management reviews
	- IT security reviews		Tax litigation support

	French translation		Actuarial Services
Acquisition reviews / due diligence
Contingent fee engagements
Outsourcing arrangements
Accounting / bookkeeping
Process efficiency reviews (non-control related)
Valuation / fairness opinions

It is intended that total non-audit fees should not exceed audit and audit-related fees in total in any one financial year.

APPROVAL PROCESS

All audit or non-audit services to be performed by the corporation’s auditors require pre-approval by the Audit and Environment Committee, TransAlta Corporation, before any work is started.

The Audit and Environment Committee may delegate the authority to grant pre-approvals.  The Audit and Environment Committee member to whom this authority is delegated must also be an independent member of the Board.  Any services pre-approved under this delegated process must be presented to the full Audit and Environment Committee at the next scheduled meeting.

Boards of Directors of subsidiary companies are required to approve all services, irrespective of fee level, to be performed by the auditor and these services are subject to final approval by the TransAlta Corporation Audit and Environment Committee.

Approvals shall be evidenced in writing and maintained by the VP & Comptroller.  Subsidiary companies are required to submit their approvals to the VP & Comptroller for filing and presentation to the TransAlta Corporation Audit and Environment Committee.

REPORTING PROCESS

A summary of all approved work shall be presented to the Audit Committee at each quarterly meeting.

The Vice President and Comptroller is responsible for preparing and presenting this information.